SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 13, 1998


                      PACIFIC AEROSPACE & ELECTRONICS, INC.

             (Exact name of registrant as specified in its charter)


     Washington                      0-26088                     91-1744587
  (State or other                  (Commission                 (IRS Employer
  jurisdiction of                  File Number)              Identification No.)
  incorporation or
   organization)

 430 Olds Station Road, Wenatchee, WA                              98801
(Address of Principal Executive Office)                          (Zip Code)


Registrant's telephone number,
including area code:                                           (509) 667-9600

Item 2. Acquisition of Assets
-----------------------------

     On April 13, 1998 (the "Closing Date"), ESC Acquisition Corp. ("Buyer"), a Washington corporation and wholly-owned subsidiary of Pacific Aerospace & Electronics, Inc. ("PA&E"), purchased substantially all of the assets (the "Asset Purchase") of Electronic Specialty Corporation, a Washington corporation ("Seller"), pursuant to an Asset Purchase Agreement between PA&E, the Buyer, the Seller, and Deltec International, Inc., a Florida corporation and Seller's majority shareholder (the "Asset Purchase Agreement").

     Pursuant to the terms of the Asset Purchase Agreement, the Buyer acquired substantially all of the assets, properties and rights of the Seller (the "Assets") used in the Seller's business of designing and manufacturing electronic relays, solenoids, sensors and flat panel displays. In consideration for the Buyer's purchase of the Assets, PA&E delivered to Seller $2,000,000 in cash, which PA&E paid from its working capital, and 923,304 newly-issued, restricted shares of PA&E's common stock (the "Shares"). The parties determined the number of Shares based on a per share value of $6.4984, which was the average closing price of PA&E's common stock on the Nasdaq National Market System for the 20 consecutive days preceding the closing date of the Asset Purchase. The purchase price for the Assets was determined in arms-length negotiations between Deltec, the Seller and PA&E.

     Immediately preceding the closing of the Asset Purchase, the Seller dissolved its wholly-owned subsidiary, Displays & Technologies, Inc., a Washington corporation ("D&T"). In that dissolution, all of D&T's assets were distributed to the Seller. The assets previously held by D&T were therefore included in the Assets purchased by the Buyer from the Seller.

     Prior to the Asset Purchase, no material relationship existed between the Seller and Buyer or PA&E, or any of their respective affiliates, directors, officers, or associates.

     Prior to the Asset Purchase, the Seller owned or leased equipment and property used in its business and included in the Assets. PA&E intends to continue to use such Assets for substantially the same business purposes as used by the Seller prior to the Asset Purchase.


Item 7. Financial Statements and Exhibits
-----------------------------------------

     (a)    Financial statements of the business acquired.

     The financial statements of Electronic Specialty Corporation required to be filed with this Form 8-K are not included but will be filed by amendment within 7 to 10 business days after this filing.

     (b)    Pro forma financial data.

     The pro forma financial statements required to be filed with this Form 8-K are not included but will be filed by amendment within 7 to 10 business days after this filing.

     (c)    Exhibits.

     The following are filed as exhibits to this Current Report:

     2.1 Asset Purchase Agreement dated April 13, 1998, by and between Electronic Specialty Corporation, a Washington corporation, Deltec International, Inc., a Florida corporation, ESC Acquisition Corp., a Washington corporation, and Pacific Aerospace & Electronics, Inc., a Washington corporation.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PACIFIC AEROSPACE & ELECTRONICS, INC.


                                       By: DONALD A. WRIGHT
                                           -------------------------------------
                                           Donald A. Wright
                                           President and Chief Executive Officer


Dated: July 10, 1998

                                  EXHIBIT INDEX


Exhibit
Number          Description
-------         -----------

  2.1 Asset Purchase Agreement* dated April 13, 1998, by and between Electronic Specialty Corporation, a Washington corporation, Deltec International, Inc., a Florida corporation, ESC Acquisition Corp., a Washington corporation, and Pacific Aerospace & Electronics, Inc., a Washington corporation.

                * In accordance with Regulation S-K Item 601(b)(2), the following attachments to Exhibit 2.1 have been omitted from this filing. The registrant agrees to funish a copy of any omitted schedule to the Commission upon request.

                Exhibits
                A     Warranty Bill of Sale
                B     Assignment of Lease with Landlord's Consent
                C     Assignment and Assumption Agreement
                D     Investment Letter

                Schedules
                1.2   Excluded Assets
                1.3   Permitted Liens
                2.1   Assumed Liabilities
                2.2   Excluded Liabilities
                3.2   Allocation of Purchase Price
                5.5   Material Adverse Changes (PA&E)
                6.5   Seller's Consents
                6.7   Material Adverse Changes (Seller)
                6.8   Taxes
                6.9   Absence of Indebtedness and Other Obligations
                6.10  Real Property
                6.11  Personal Property
                6.12  Contracts
                6.14  Intellectual Property
                6.16  Customer and Supplier List
                6.17  Compliance
                6.18  Certain Interests
                6.19  Employment Arrangements
                6.20  Employee Benefits
                6.21  Labor Matters
                6.22  Environmental Matters
                6.23  Insurance
                6.24  Litigation
                6.25  Banks
                6.26  Letters of Credit and Powers of Attorney
                6.31  Undisclosed Liabilities
                7.3   Deltec's Consents